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                                                                    Exhibit 99.1
                                                                    ------------


                             CHART INDUSTRIES, INC.
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


         Chart Industries, Inc., hereinafter referred to as the "Company," hereby adopts a stock option plan for eligible Directors of the Company (hereinafter referred to sometimes as "Optionees") pursuant to the following terms and provisions:

        1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter referred to as the "Plan," is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire Common Stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the terms of the Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

        2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on February 8, 1996, subject to the approval of the Plan by holders of a majority of the outstanding shares of voting capital stock of the Company which is present and entitled to vote thereon at a meeting or otherwise. In the case that the Company's stockholders have not approved the Plan on or before February 8, 1997, the Plan and any options granted hereunder shall be null and void.

        3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan.

         Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be Seventy-Five Thousand (75,000) shares of Common Stock.



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         In the event that subsequent to the date of effectiveness of the Plan, the Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option (in whole or in part) granted under the Plan, each share of Common Stock available for additional grants of options under the Plan and each share of Common Stock made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

        4.     GRANT OF OPTIONS.

               (a) Automatic Grants. Subject to the terms of the Plan (including without limitation the receipt of stockholder approval contemplated by Section 2 hereof), each eligible Director as of February 8, 1996 shall be granted a non-qualified stock option for 5,000 shares of Common Stock effective as of February 8, 1996. Each eligible Director first appointed or elected to the Board of Directors after the effective date of the Plan shall be granted a non-qualified stock option to purchase 5,000 shares of Common Stock as of the date of such appointment or election. In addition, subject to the terms of the Plan, each eligible Director shall be granted a non-qualified stock option for 5,000 shares of Common Stock on the date of the Company's Annual Meeting of Stockholders, beginning in 1997. Such grants shall occur automatically without any further action by the Board of Directors.

               (b) Option Price. The price at which each share of Common Stock may be purchased pursuant to an option granted under the Plan shall be equal to the "fair market value" (as determined pursuant to Section 7) for each such share as of the date on which the option is granted (the "Date of Grant"), but in no event shall such price be less than the par value of such shares of Common Stock. Anything contained in this subsection (b) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any option is adjusted pursuant to Section 3, a corresponding adjustment shall be made in the price at which the shares of Common Stock subject to such option may thereafter be purchased.



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               (c) Duration of Options. Each option granted under the Plan shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease on the date (the "Expiration Date") which shall be the tenth anniversary of the Date of Grant of such option.

               (d) Vesting of Options. Each option granted under the Plan shall become fully vested and exercisable on the first anniversary of the Date of Grant.

        5.     OPTION PROVISIONS.

               (a) Limitation on Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such Director and except as otherwise provided in the case of such Director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

               (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the Optionee (i) giving written notice to the Treasurer of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or, with the consent of the Board of Directors, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) making appropriate arrangements with the Company with respect to income tax withholding, as required, which arrangements may include, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree; provided that such Optionee has had on file with the Board of Directors, for at least six (6) months prior thereto, an effective standing election to satisfy said Optionee's tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months or (b) with the consent of the Board of Directors, the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.



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               (c) Termination of Directorship. If the Optionee ceases to be a
Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within three (3) months after the Optionee's death by the Optionee's estate or by the person designated in the Optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the "Personal Representative"). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the Optionee would have been entitled to exercise the option at the time of death.

               (d) Acceleration of Exercise of Options in Certain Events. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible Director shall have the immediate right and option (notwithstanding the provisions of Section 4) to exercise the option with respect to all shares of Common Stock covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to: (i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's shares of any class of common stock or any securities convertible into such common stock; (ii) the receipt by the Company of a
Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3, other than persons who are presently "beneficial owners" of at least five percent (5%) or more of the Company's Common Stock as of the effective date of the Plan; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transaction) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

               (e) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option
Agreement, a copy of which is attached hereto as Exhibit A, the


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execution of which by each Optionee shall be a condition to the receipt of an option.

        6. INVESTMENT REPRESENTATION; APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the Optionee:

               "I further agree that any shares of Common Stock of Chart Industries, Inc. which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said shares of Common Stock subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event Chart Industries, Inc. is otherwise satisfied that the offer or sale of the shares of Common Stock subject to this option may be lawfully made without registration of the said shares of Common Stock under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed, (iii) the completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable and (iv) the obtaining of an investment representation from the Optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

        7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a share of Common Stock shall be determined as follows: so long as the Common Stock of the Company is listed upon an established stock exchange or exchanges such fair market value shall be determined to be the highest closing price of a share of such Common Stock on such stock exchange or exchanges on the date the option is granted (or the date the shares of Common Stock are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Stock shall have been made on any stock exchange on that day, then on the closest preceding day on which there was a sale of such Common Stock; and during any period of time as such Common Stock is not listed upon an established stock exchange the fair market value per share shall be the mean between dealer "Bid" and "Ask" prices of such Common Stock in the over-the-counter market on the day the option is granted (or the day the shares of Common Stock are tendered as


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payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.

         The liability of the Company under the Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any federal, state, or local authority and/or any securities regulatory authority.

         Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue as a Director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

         Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

         The Plan may be assumed by the successors and assigns of the Company.

         The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         The cash proceeds received by the Company from the issuance of Common Stock pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

         The expense of administering the Plan shall be borne by the Company.

         The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

        8. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.



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        9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

       10. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

       11. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.

       12. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

       13. REPLACEMENT OF 1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS. Upon approval of the Plan by the holders of voting capital stock as set forth in
Section 2, no further grants of options under the 1995 Stock Option Plan for Outside Directors shall be made.